EXHIBIT 3-1






                              AMENDED AND RESTATED

                                    BY - LAWS

                                       of

                            THE GOLDFIELD CORPORATION

                            (a Delaware corporation)

                                December 11, 2007



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                                    ARTICLE I

                                     Offices

     The principal office in the State of Delaware shall be 100 West Tenth Street, Wilmington, Delaware, and other offices may be established at such other place or places as may be fixed by the Board of Directors.

                                   ARTICLE II

                                      Seal

     The corporate seal of this Company is shown by the impress, as follows:

                                   ARTICLE III

                             Meeting of Stockholders

     Section 1. Where Held. All meetings of stockholders of the Corporation other than the Annual Meeting of Stockholders shall be held in such place within or without the State of Delaware and at such time as shall be designated by the Board of Directors.

     Section 2. Quorum. Stockholders may vote at all meetings, either in person, or by proxy in writing. A majority in amount of the stock issued and outstanding shall be requisite at every meeting to constitute a quorum.

     Section 3. Annual Meeting. The annual meeting of holders of stock as are entitled to notice thereof and to vote thereat pursuant to the provisions of the Certificate of Incorporation (hereinafter referred to as the "Annual Meeting of Stockholders") for the purpose of electing directors and transacting such other business as may come before it shall be held within the City of Wilmington, Newcastle County and State of Delaware, or at such other place within or without the State of Delaware as shall be designated by the Board of Directors at a time and place as set by the Board of Directors. In the event that the Annual Meeting of Stockholders is omitted by oversight, or otherwise on the date provided for, the Board of Directors shall cause a meeting in lieu thereof to be held as soon as convenient thereafter and business transacted or elections held at such meeting shall be as valid as if transacted or held at the Annual Meeting of Stockholders. Such subsequent meetings shall be called in the same manner as provided for Special Meetings of Stockholders. At such Annual Meetings the Stockholders present in person or by proxy, if there shall be a quorum, shall elect by ballot the Board of Directors whose members shall serve for one year and until their successors have been elected and qualified, each Stockholder being entitled to one vote in person or by proxy, at every Annual Meeting or Special Meeting of Stockholders for each share of stock standing registered in his name, as of the record date.

     Section 4. Order of Business. At the Annual Meeting of Stockholders, the order of business shall be as follows:

     (1) Call to order;


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     (2) Proof of Notice of Meeting;

     (3) Announcement of Quorum Present;

     (4) Appointment of Inspectors of Election;

     (5) Election of Directors;

     (6) Reports of Officers;

     (7) Miscellaneous;

     (8) Adjournment.

     Section 5. Notice. Written notice of the Annual Meeting shall be mailed to each Stockholder of record entitled to vote thereat at his address, as the same appears on the stock books of the Company, at least ten days prior to the meeting.

     Section 6. List of Stockholders. A full list of the Stockholders entitled to vote at the ensuing election, arranged in alphabetical order, showing the address of each stockholder, and the number of shares held by each, shall be prepared by the Secretary and filed in the principal office of the Company in Melbourne, Florida, at least ten days before every election and shall at all times during the usual hours for business be open to the examination of any Stockholder, or other person entitled to vote at such meeting.

     Section 7. Special Meetings. Special Meetings of the Stockholders may be called by the President, and shall be called at the request, in writing or by a vote of a majority of the Board of Directors, or at the request, in writing, of Stockholders of record owning a majority in amount of the entire capital stock of the Company issued and outstanding. A written notice stating the day and hour and place of meeting and generally the nature of the business to be transacted, shall be sent by the Secretary, or Assistant Secretary, or other person designated by the President or Board of Directors or Stockholders requesting the meeting, to each Stockholder of record, entitled to vote at such meeting, at least ten days, exclusive of the day of mailing, before the date of every Special Meeting of Stockholders, at such address as appears on the stock books of the Company.

     Section 8. Notice to the Corporation. Notwithstanding any other provision of these By-Laws,

               (a) To be properly brought before an Annual Meeting of Stockholders or a Special Meeting of Stockholders, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a Stockholder who is a holder of record at the time of the giving of notice provided for in this Section 8(a), who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 8(a). For business to be properly brought before an Annual Meeting of Stockholders or a Special Meeting of Stockholders by a Stockholder, the Stockholder must have given written notice thereof, either by


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personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation (the "Secretary") at the principal executive offices of the Corporation,

     (1) with respect to an Annual Meeting of Stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; and

     (2) with respect to a Special Meeting of Stockholders, not less than 60 days nor more than 90 days prior to such meeting or not more than 10 days following the day on which public announcement of the date of the Special Meeting of Stockholders is first made, whichever is later.

               Any such notice shall set forth as to each matter the Stockholder proposes to bring before the Annual Meeting of Stockholders or the Special Meeting of Stockholders, as the case may be, (i) a brief description of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting, and, in the event that such business includes a proposal to amend either the Restated Certificate of Incorporation of the Corporation (the "Certificate") or these By-Laws, the text of the proposed amendment; (ii) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the Stockholder; (iv) any material interest of the Stockholder in such business; and (v) if the Stockholder intends to solicit proxies in support of such Stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a Stockholder if the Stockholder has notified the Corporation of his or her intention to present a proposal at the Annual Meeting of Stockholders or the Special Meeting of Stockholders, as the case may be, and such Stockholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such meeting; provided, however, that if such Stockholder does not appear or send a qualified representative to present such proposal at such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. No business shall be conducted at an Annual Meeting of Stockholders or a Special Meeting of Stockholders, as the case may be, except in accordance with this
Section 8(a), and the presiding officer of any Annual Meeting of Stockholders or Special Meeting of Stockholders, as the case may be, may refuse to permit any business to be brought before such meeting without compliance with the foregoing procedures or if the Stockholder solicits proxies in support of such Stockholder's proposal without such Stockholder having made the representation required by clause (v) of the second preceding sentence.

               (b) Nominations of persons for election as Directors may be made at an Annual Meeting of Stockholders or at a Special Meeting of Stockholders by
(i) the Board of Directors or (ii) any Stockholder who is a Stockholder of record at the time of giving of the notice of nomination provided for in this
Section 8(b) and who is entitled to vote for the election of Directors. Any Stockholder of record entitled to vote for the election of Directors at an Annual Meeting of Stockholders or a Special Meeting of Stockholders, as the case may be, may nominate a person or persons for election as Directors only if written notice of such Stockholder's intent to make such nomination is given, either by personal delivery or by United


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States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation,

     (1) with respect to an Annual Meeting of Stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; and

     (2) with respect to a Special Meeting of Stockholders, not less than 60 days nor more than 90 days prior to such meeting or not more than 10 days following the day on which public announcement of the date of the Special Meeting of Stockholders is first made and of the nominees to be elected at such meeting, whichever is later.

               Each such notice shall set forth: (i) the name and address of the Stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder; (iv) such other information regarding each nominee proposed by such Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (v) the consent of each nominee to serve as a Director if so elected; and (vi) if the Stockholder intends to solicit proxies in support of such Stockholder's nominee(s), a representation to that effect. The presiding officer of any Annual Meeting of Stockholders or Special Meeting of Stockholders, as the case may be, to elect Directors and the Board of Directors may refuse to acknowledge any attempted nomination of any person not made in compliance with the foregoing procedure or if the Stockholder solicits proxies in support of such Stockholder's nominee(s) without such Stockholder having made the representation required by clause (vi) of the preceding sentence.

               (c) If any Special Meeting of Stockholders is adjourned, postponed or delayed for any reason, then the calculation of the date by which any notice must be given pursuant to this Section 8 shall be calculated from the date for which the Special Meeting of Stockholders was originally scheduled.

               (d) Nothing contained in this Section 8 shall modify the applicability of (i) the requirements under Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended (the "Act") (or any successor rule), relating to the deadline for submission of proposals made by Stockholders to be included in the Corporation's proxy statement or (ii) any other requirement contained in
Section 14 of the Act or the rules thereunder.


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                                   ARTICLE IV

                               Board of Directors

     Section 1. Number of Directors and Qualifications. A Board of Directors of not less than three (3) nor more than eleven (11) Directors shall have all management of the Corporation. Each Director shall be a shareholder of the Corporation owning not less than 100 shares.

     Section 2. First Meeting of Board of Directors. The first meeting of each Board of Directors, for the purpose of electing officers and transacting any other business which may come before the meeting, shall be held without notice, immediately after the Annual Meeting of Stockholders, at which said Directors are elected.

     Section 3. Quorum. A majority of the whole Board of Directors shall be present at each meeting to constitute a quorum for the transaction of any business.

     Section 4. Special Meetings. Special Meetings of the Board of Directors may be called by the President or by any two Directors on one day's notice by the Secretary or Assistant Secretary to each Director.

     Section 5. Action of Directors by Resolution. A resolution in writing, signed by all the members of the Board of Directors, or Executive Committee, shall be deemed to be action by such Board, or Executive Committee, as the case may be, to the effect therein expressed, with the same force and effect as if the same had been duly passed by the same vote at a duly convened meeting, and it shall be the duty of the Secretary of the Company to record such resolution in the minute books of the Company under its proper date.

     Section 6. Executive Committees and Other Committees. The Board of Directors may create an Executive Committee to be comprised of members of the Board, who shall serve following their appointment until their successors shall be chosen. The Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. All actions of the Executive Committee shall be reported to the Board of Directors in each instance at its next succeeding meeting, and the Committee shall appoint a Secretary at each meeting, who shall keep the minutes thereof. The Committee shall consist of three or more members and two members of the Committee shall constitute a quorum for the transaction of business. All actions shall be effected by a majority of the total number of members present. In the absence or disqualification of any member of the Committee, the member or members thereof present at any meeting and not disqualified for voting, whether or not he or they constitute a quorum, may simultaneously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member of the Committee. Meetings of the Executive Committee may be called by any member thereof upon not less than two hours' notice.

     From time to time the Board may appoint any other committed or committees for any other purpose or purposes which shall have such powers as shall be specified in the resolution of appointment.


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                                   ARTICLE V

                                    Officers

     Section 1. Election. The Board of Directors shall annually elect, at its first meeting after the Annual Meeting of Stockholders, a President, one or more Vice Presidents, a Secretary and a Treasurer, all of whom shall hold office at the pleasure of the Board of Directors for the term of one (l) year, and until their successors are elected and qualified. The Board of Directors may also elect such other officers or assistant officers as it deems appropriate from time to time.

     Section 2. Chairman the Board. When a Chairman of the Board of Directors is elected and serves, he shall preside at the meetings of Directors and, subject to the discretion and control of the Board of Directors, he shall have such powers and duties as generally pertain to the office of Chairman of the Board or as may from time to time be prescribed by the Board of Directors.

     Section 3. President. The President shall be the Chief Executive Officer of the Corporation and subject to the direction and control of the Board of Directors he shall have such powers and duties as generally pertain to the office of President and Chief Executive Officer. He shall preside at meetings of the Board of Directors in the absence of the Chairman of the Board and shall preside at all meetings of stockholders.

     Section 4. Vice-President. The Corporation may have one or more Vice-Presidents, as the Board of Directors may from time to time deem advisable, and they shall have such powers and shall perform such duties as the Board of Directors from time to time shall fix.

     Section 5. Secretary. The Secretary shall attend all meetings of the Board of Directors and Stockholders, and act as Secretary thereof. The Secretary shall perform such other duties as may be prescribed by the Board of Directors. In the absence of the Secretary from any meeting of Stockholders or the Board of Directors, the records of the proceedings of such meeting shall be kept and authenticated by the Assistant Secretary, or by such other person as may be appointed for that purpose at said meeting. One person may hold the combined office of Secretary and Treasurer.

     Section 6. Assistant Secretary. The Assistant Secretary may sign stock certificates with the President or Vice-President, and shall perform such other duties as the Board of Directors may from time to time determine.

     Section 7. Treasurer. The Treasurer shall have the custody of all funds and securities of the Company which may come into his hands. He may, when necessary or proper, endorse on behalf of the Company for collection, notes, checks or other obligations. He shall deposit all funds of the Company in such depositaries as the Board of Directors may designate. When authorized by the Board of Directors, he shall sign checks of the Company and pay out and dispose of the funds in his custody.

     His books and accounts shall be subject to inspection by any member of the Board at any time, and he shall from time to time, as directed by the Board, render a statement of his cash account and of all other accounts for which he is responsible. He shall keep a full and accurate


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account of the moneys received and paid out by him for the Company. He shall perform the acts incident to the position of Treasurer, subject to the control of the Board of Directors, and if so required, shall give bond for the faithful discharge of his duties in such sums as the Board shall require.

     Section 8. Checks and Depositary. All funds of the Company on deposit with designated depositaries shall be subject to the check of the Company, signed by such officer or officers as the Board may designate. The Board may designate one or more persons, not officers or directors, to sign checks of the Company.

     Section 9. Vacancies and Resignations. If the office of any Director or Officer becomes vacant by reason of death, resignation, disqualification, or otherwise, or if the vacancy in the office of Director arises by reason of an increase in the number of Directors, the Board of Directors, or the Directors then in office, although less than a quorum, by a majority vote, may choose a successor to fill the vacancy in which event, the person so chosen shall hold office for the unexpired term. Each resignation by an Officer or Director shall take effect at the time the same is presented to the Board of Directors or at such later time as may be specified therein.

     Section 10. Other Officers. The Board of Directors may appoint such other officers from time to time as they deem necessary and may confer upon them such powers as they may see fit. The duties of one officer may at any time be delegated to any other officer by the Board of Directors. All officers and agents shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors.

                                   ARTICLE VI

                            Shares and Their Transfer

     Section 1. Shares of Stock. Shares of stock may be owned either in (i) certificated form in which ownership of the shares is represented by a physical certificate, or (ii) uncertificated form, pursuant to a Direct Registration System in connection with which shares will be held in book-entry form and no physical certificate is printed. Each Stockholder shall be entitled upon request to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by the Stockholder in the Company.

     Section 2. Stock Certificates. The certificates for shares of the capital stock of the Company that are not in uncertificated form shall be in such form not inconsistent with the Charter or Certificate of Incorporation as shall be approved by the Board of Directors. Each certificate shall be signed by the President, or Vice-President, and also by the Secretary or Assistant Secretary, and shall not be valid unless so signed. The signatures may be facsimile. All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of shares and the date of issue, shall be entered on the Company's books. All certificates surrendered shall be cancelled and no new certificates (or uncertificated shares in lieu of a new certificate or certificates) issued until the former certificates for the same number of shares shall have been surrendered and cancelled, except for the shares provided for in Section 5 of this Article.


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     Section 3. Transfer and Transfer Agents. Transfers of stock shall be made upon the books of the Company by the holder in person or by his power of attorney upon surrender and cancellation of the certificate or certificates for such shares or with respect to uncertificated shares, upon the presentation of proper evidence of authority to transfer such shares by the Stockholder, but the Board of Directors may from time to time appoint Transfer Agents and Registrars to facilitate transfers by Stockholders, under such regulations as the Board of Directors may from time to time prescribe. Any such appointment may be revoked at any time by the Board, but as long as the same shall remain in force, no certificate of stock shall be binding upon the Company, or have any validity, unless countersigned by one of such Transfer Agents, or unless the Board of Directors shall otherwise order.

     The countersignature of the Transfer Agent on a certificate of stock may be a facsimile signature, providing the Registrar's signature on a certificate of stock is manual.

     The Board of Directors may, subject to any applicable provisions of the laws of Delaware, fix a time in the future as a record date for the determination of the Stockholders entitled to notice of and to vote at any meeting of Stockholders or entitled to receive any dividends or distribution, or any allotments of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. When a record date is so fixed, only Stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after the record date.

     The Board of Directors may close the books of the Company against transfers of shares during the whole or any part of such period (not less than that required by law) as the Board of Directors may direct previous to and on the date of a Stockholders' meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

     Section 4. Addresses. Every Stockholder shall furnish, the Secretary with an address at which notice of meetings and all other notices may be served or mailed to him. In default thereof, notice may be addressed to him at his last known address, or residence, or at the principal office of the Company, 100 West Tenth Street, Wilmington, Delaware.

     Section 5. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates of stock to be issued (or uncertificated shares in lieu of a new certificate) in place of any certificate or certificates theretofore issued by the Company alleged to have been destroyed or lost, and the Board of Directors, when authorizing such issue of a new certificate or certificates (or uncertificated shares in lieu of a new certificate), may, in their discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed stock certificate or certificates, or his legal representative, to give the Company a bond in such sum as they may direct as indemnity against any claim that may be made against the Company.


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                                  ARTICLE VII

                                   Fiscal Year

     The Fiscal Year of the Company shall begin on the 1st day of January and end on the 31st day of December.

                                  ARTICLE VIII

                                    Dividends

     Dividends, payable from net profits of the Company, may be declared and paid at such times and in such amounts as the Board of Directors may from time to time determine.

                                   ARTICLE IX

                                     Notice

     Whenever notice is required by statute or by these By-Laws to be given to the Stockholders or Directors, or to any of them, or to any officer of the Company, personal notice is not meant unless expressly stated; and any notice so required shall be deemed to be sufficient if given by depositing the same in the post office in a sealed, postpaid wrapper, addressed to such Stockholder, Director or Officer, at his usual residence or place of business, or at his address as given upon the stock books of the Company, or by sending same by telegram so addressed; and such notice shall be deemed to have been given at the time when the same is delivered to the telegraph office or deposited in the post office. Any Stockholder, Director or Officer of the Company may waive notice of any Annual or Special Meeting of Stockholders or of the Board of Directors. Meetings of the Stockholders may be held at any time without notice, when all the Stockholders are present in person or by proxy. Meetings of the Directors may be held without notice when all of the members are present. Directors present at any meeting of the Board shall be deemed to have waived notice of the time, place and objects of such meeting.

                                   ARTICLE X

                               Voting Upon Stocks

     Unless otherwise ordered by the Board of Directors, the President of the Company, or in his absence, the Vice President thereof, or in the absence of both, the Treasurer thereof, shall have full power and authority in behalf of the Company to attend to and act and to vote at any meeting of the Stockholders of any corporation in which the Company may hold stock, and at such meeting shall possess and may exercise on behalf of the Company, any and all rights and powers incident to the ownership of said stock, and which, as the owner thereof, the Company might have possessed and exercised if present in person. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.


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                                   ARTICLE XI



     Whenever all parties entitled to vote at any meeting, whether of Directors, or Stockholders, or of the Executive Committee, consent, either in writing on the records of the meeting, or by filing with the Secretary or by presence at such meeting, an oral consent entered on the Minutes, or by taking part in the deliberation of the meeting without objection, the doings of such meetings shall be as valid as if had at a meeting regularly called and noticed, and at any such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice, or consent, provided a quorum is present at such meeting, the proceedings of such meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by writing signed by all parties having a right to vote at such meeting, and such consent or approval of Stockholders may be by proxy or power of attorney in writing.

                                  ARTICLE XII

                                    Amendment

     The Directors shall have the power from time to time to alter, amend, or repeal these By-Laws, or any part or portion thereof, in any manner not inconsistent with the laws of the State of Delaware or the provisions of the Certificate of Incorporation of this Corporation; and the Stockholders of this Corporation shall have the power from time to time to alter, amend, or repeal the By-Laws or any part or portion thereof, as provided by the laws of the State of Delaware; all provided, however, that notice of any such proposed alteration, amendment or repeal shall have first been specifically given.

                                  ARTICLE XIII

                                 Indemnification

     Section 1. General. The Company shall indemnify to the full extent authorized or permitted by law (as now or hereinafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director, officer, employee or other agent of the Company or by reason of the fact that such director, officer, employee or other agent, at the request of the Company, is or was serving any other company, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. No amendment or repeal of this Section 1 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

     Section 2. Procedure. Any indemnification under Section 1 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct as defined by


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applicable law. Such determination shall be made by either (i) the Board by a majority vote of a quorum of directors who are not party to such action, suit or proceeding or (ii) an independent legal counsel as set forth in a written opinion (it being understood that such independent legal counsel shall make such determination only if the quorum of directors referred to in clause (i) above is not obtainable or if the Board by a majority vote of a quorum of directors who are not party to such action, suit or proceeding so directs).

     Section 3. Expenses. The expenses incurred by a director, officer, employee or other agent of the Company in any action, suit or proceeding shall be paid promptly by the Company in advance of the final disposition of the action, suit or proceeding at the written request of the director, officer, employee or other agent of the Company to the fullest extent permitted by applicable law as it presently exists or hereinafter amended; provided, however, that the director, officer, employee or other agent of the Company shall set forth in such request reasonable evidence that such expenses have been incurred by the director, officer, employee or other agent of the Company in connection with such action, suit or proceeding, a statement that such expenses are permissible under the standards set forth under applicable law and an undertaking in writing to repay any advances if it is ultimately determined that the director, officer, employee or other agent is not entitled to indemnification under these By-Laws. Advances of expenses shall be made without regard to the ability to repay the advances. An indemnitee's obligation to repay the Company for advances shall be unsecured and no interest shall be charged thereon.

     Section 4. Insurance. The Company may, but shall have no obligation to do so, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or other agent of the Company, or is serving at the request of the Company as a director, officer, employee, or agent of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of law.

     Section 5. Exclusivity. The rights and authority conferred in this article shall not be exclusive of any other right which any person may otherwise have or hereafter acquire under any statute, provision of the Certificate of Incorporation or By-Laws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.


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